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                                                                  EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-31719) of " Metrocall, Inc. of our report dated February 13, 1996, except to NOTE M for which the date is September 30, 1996, relating to the financial statements of Parkway Paging, Inc. which is appearing in the current Report on Form 8-K/A filed on October 1, 1996, of Metrocall, Inc. We also consent to the references to us under the heading "Experts" in such Statement.

 /s/ HUTTON PATTERSON & COMPANY
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     HUTTON PATTERSON & COMPANY

Dallas, Texas
August 12, 1997